                      AMENDMENT TO PARTICIPATION AGREEMENT
                           DATED AS OF APRIL 25, 2000
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                      AMONG

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY,

                        VAN KAMPEN LIFE INVESTMENT TRUST,

                             VAN KAMPEN FUNDS INC.,

                                       AND

                        VAN KAMPEN ASSET MANAGEMENT INC.

WHEREAS, First Allmerica Financial Life Insurance Company, Van Kampen Life Investment Trust, Van Kampen Funds Inc., and Van Kampen Asset Management Inc. entered into a Fund Participation Agreement on April 25, 2000, and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;

NOW THEREFORE, the parties to hereby agree that Schedule A to the Participation Agreement is amended to read in its entirety as follows:

                                   SCHEDULE A

                         SEPARATE ACCOUNTS AND CONTRACTS


Name of Separate Account and                                  Form Numbers and Names of Contracts
Date Established by Board of Directors                        Funded by Separate Account
--------------------------------------                        -----------------------------------
Separate Account VA-P (8/20/91)                               Pioneer Vision         A3025-96
                                                              Pioneer C-Vision       A3027-98
                                                              Pioneer No-Load        A3031-99

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of October 19, 2000.

                                 FIRST ALLMERICA FINANCIAL LIFE
                                 INSURANCE COMPANY

                                 By:  /s/ Richard M Reilly___________
                                      Richard M. Reilly, Vice President

                                 VAN KAMPEN LIFE INVESTMENT TRUST

                                 By:  /s/ Stephen L Boyd__________________
                                      Stephen L. Boyd, Executive Vice President

                                 VAN KAMPEN FUNDS INC.

                                 By:  /s/ Patrick Woelfel________________
                                      Patrick Woelfel, Senior Vice President

                                 VAN KAMPEN ASSET MANAGEMENT INC.

                                 By:  /s/ Stephen L Boyd__________________
                                      Stephen L. Boyd, Executive Vice President